Exhibit 10.1

Amended and Restated Revolving Credit Facility Agreement

By and Among

The Twelve Corporation

as Lender

and

Credex Corporation
as Borrower

ii

Exhibits

Exhibit A	Amended and Restated Master Promissory Note

Exhibit B	Warrant

iii

Amended and Restated Revolving Credit Facility Agreement

Dated as of September 15th, 2022

This Amended and Restated Revolving Credit Facility Agreement (as amended, restated, modified or supplemented from time to time, this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is executed by and among (i) Credex Corporation, a Florida corporation, as borrower (the “Borrower”); and (ii) The Twelve Corporation, a Nevada corporation, as lender (the “Lender”). Each of Borrower and Lender may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Lender and Borrower are the parties to that certain Revolving Credit Facility Agreement, dated as of August 26, 2022, originally proposed entered into between Credex and Joe Cleghorn (“Mr. Cleghorn”) as the “Lender” (the “Original Agreement”), and which has been assigned to Lender pursuant to the Assignment and Transfer Agreement dated as of the Effective Date, and the Borrower and the Lender, now desire to amend and restate the Original Agreement in its entirety, to modify the terms thereof;

WHEREAS, pursuant to the Original Agreement, Credex issued to Mr. Cleghorn a certain Revolving Note for $420,000, dated the same date as the Original Agreement, which Revolving Note is being replaced by an Amended and Restated Master Promissory Note hereunder as of the Effective Date;

WHEREAS, the Original Agreement may be amended in writing;

WHEREAS, Borrower has requested that Lender extend a revolving credit facility to Borrower of up to five hundred thousand and No/100 United States Dollars ($500,000.00) for working capital financing for Borrower and for any other the purposes permitted hereunder; and for these purposes, Lender is willing to make certain loans and extensions of credit available to Borrower of up to such amount and upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge and agreed, the Parties hereby agree as follows:

The Original Agreement is hereby amended and restated in its entirety as set forth in this Agreement, including in the recitals and introductory paragraph above.

Article I. Definitions and Interpretation

Section 1.01 Defined Terms. In addition to the other terms defined herein, for the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(a)	“Affiliate” of a Person means any Person which, directly or indirectly, Controls or is Controlled By or is under common Control with such subject Person.

(b)	“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in the State of Florida.

(c)	“Control,” “Controlling,” “Controlled By,” or words of similar import means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person by contract, voting of securities, or otherwise.

(d)	“Default Rate” means a per annum rate of interest equal to the lesser of 15% and (ii) the highest non-usurious rate permitted by applicable law.

(e)	“Dollars” or “$” means lawful currency of the United States of America.

(f)	“GAAP” means United States generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

(g)	“Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

(h)	“Loan Availability” means at any time, the then applicable Loan Commitment less any Obligations then outstanding.

(i)	“Loan Commitment” means, on the Effective Date, Five Hundred Thousand and No/100 United States Dollars ($500,000.00).

(j)	“Loan Documents” means this Agreement, the Note, the Warrant, those documents listed in Section 3.02 and any other documents or instruments executed in connection with this Agreement or the Loans contemplated hereby, and all renewals, extensions, future advances, modifications, substitutions, or replacements thereof.

(k)	“Loan” and “Loans” means, respectively, each advance, and the aggregate of all such advances, made by Lender to Borrower under and pursuant to this Agreement or any other Loan Documents.

(l)	“Material Adverse Effect” means: (i) a material adverse change in, or a material adverse effect upon, the assets, business, properties, financial condition or results of operations of the Borrower; (ii) a material impairment of the ability of the Borrower to perform any of its Obligations under any of the Loan Documents; or (iii) a material adverse change in, or a material adverse effect upon on: (A) the legality, validity, binding effect or enforceability against the Borrower of any of the Loan Documents; or (C) the rights or remedies of Lender under any Loan Document and, for purposes of determining whether any of the foregoing changes, effects, impairments, or other events have occurred, such determination shall be made by Lender, in its commercially reasonable discretion.

(m)	“Maturity Date” means the earlier of (i) 12 months from the date of the Note and (ii) the date of the occurrence of an Event of Default and acceleration of the Note pursuant to this Agreement.

(n)	“Obligations” means, whether now existing or hereafter arising, created or incurred: (i) all Loans, advances (whether of principal or otherwise) and other financial accommodations (whether primary, contingent or otherwise) made by Lender to Borrower under any Loan Documents; (ii) all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar Proceeding, whether or not permitted as a claim thereunder); (iii) any and all fees, charges or other amounts due to Lender under this Agreement or the other Loan Documents; (iv) any and all expenses incurred by Lender under, or in connection with, this Agreement or the other Loan Documents; (v) any and all other liabilities and obligations of the Borrower to Lender under this Agreement and any other Loan Documents; and (vi) the performance by the Borrower of all covenants, agreements and obligations of every nature and kind on the part of the Borrower to be performed under this Agreement and any other Loan Documents.

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(o)	“Ordinary Course of Business” means the Ordinary Course of Business of the Person in question consistent with past custom and practice (including with respect to quantity, quality and frequency).

(p)	“Person” means any individual, partnership, limited liability company, limited liability partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

(q)	“Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

(r)	“Note” means the Amended and Restated Master Promissory Note, in the form as attached hereto as Exhibit A, and any renewal, extension, future advance, modification, substitution, or replacement thereof.

(s)	“Securities Act” means the Securities Act of 1933, as amended.

(t)	“UCC” means the Uniform Commercial Code in effect in Florida from time to time.

Section 1.02 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the financial statements of Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the Parties agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of Borrower will be the same after such changes as they were before such changes; and if the Parties fail to agree on the amendment of such provisions, Borrower will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by Borrower’s accountants.

Section 1.03 Other Terms Defined in UCC. All other words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

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Section 1.04 Other Definitional Provisions; Construction. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.04 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. Revolving Loan Facility; Additional Agreements

Section 2.01 Loan.

(a)	Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, Lender agrees to make Loans to Borrower from time to time, pursuant to the terms of this Agreement, during the Term (as defined below), provided, however, that the aggregate principal balance of all Loan advances outstanding at any time shall not exceed the Loan Availability. Loans made by Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including, last day of the Term, unless the Loan advances are otherwise terminated or extended as provided in this Agreement. The Loan advances shall be used by Borrower for the specific purposes permitted hereunder and for no other purpose.

(b)	Term. Borrower may request Loan advances only during the period commencing on the Effective Date and terminating on the one year anniversary of the Effective Date (the “Term”), provided that the Parties, each in their sole discretion, may elect to extend the Term via a written amendment to this Agreement.

(c)	Advances. Subject to the terms and conditions herein, any request for a Loan advance may be made from time to time and in such amounts as Borrower may choose. Requests for Loan advances must be made in writing, delivered to the Lender, by such officer of Borrower authorized by it to request such Loan, and shall be on a request form as reasonably agreed to by the Parties and the EBITDA Analytics and Funding, LLC, which is acting as the servicer of the Loan advances pursuant to this Agreement on behalf of the Lender (the “Loan Servicer”). Until such time as Lender may be notified otherwise, Borrower hereby authorizes its Chief Executive Officer or its Chief Financial Officer to request Loan advance. Requests for a Loan advance may be requested only on Tuesdays and for each Loan advance, properly requested and accepted by Lender pursuant to the terms and conditions herein, the Lender shall advance an amount equal to the Loan advance amount within three Business Days thereafter (as to each Loan advance, the “Funding Date”).

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(d)	Communications. Lender is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan requests which Lender believes in its good faith judgment to emanate from the Chief Executive Officer or Chief Financial Officer of the Borrower or any other authorized representative of Borrower and Borrower hereby indemnifies Lender against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold Lender harmless with respect thereto.

(e)	Current Obligations.

(i)	The Parties acknowledge and agree that there are Obligations currently outstanding (under the Original Agreement) of $420,000, and therefore such amounts shall serve to reduce the Loan Availability hereunder in accordance with the terms and conditions herein.

(ii)	As a result of the matters set forth in in Section 2.01(e)(i), the Parties acknowledge and agree that the Loan Availability as of the Effective Date is $80,000.

Section 2.02 Amended and Restated Note.

(i)	The Loan shall be evidenced by execution of the Note, executed by Borrower and delivered to Lender and given in substitution therefor, duly executed by Borrower and payable to the order of Lender. At the time of the initial disbursement of a Loan advance and at each time an additional Loan advance shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of Lender. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of: (i) the principal amount of the advances hereunder; (ii) any unpaid interest owing on the advances; and (iii) all amounts repaid on the advances. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise adversely affect the obligations of Borrower under the Note to repay the principal amount of the Loan, together with all other Obligations.

(ii)	On the Effective Date, the Borrower shall execute and deliver to the Lender the Note for the full Loan amount, at which time the Revolving Note as issued pursuant to the Original Agreement for $420,000 and dated as of August 26, 2022, shall be null and void and of no further force and effect.

Section 2.03 Loan Interest and Payments.

(a)	Interest. The interest rate payable on the Loan advances (the “Interest Rate”) shall be calculated on a basis of a 360-day year and charged for the actual number of days elapsed since funding, at a rate of ten point nine percent (10.9%) per annum. It is understood that 9.9% will be paid to lender as interest due and 1% will be paid to the Loan Services for services rendered. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed.

(b)	Fees and Payments.Upon the funding of each Loan which is funded following the Effective Date, the Borrower shall pay to the Loan Servicer an amount equal to 2% of the Loan so funded, as a draw fee.

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(c)	Repayment.

(i)	On the first Business Day of each calendar month, the Borrower shall repay to the Lender the outstanding interest accrued on all Loan advances then issued and outstanding.

(ii)	No payments of principal amount as to any Loan advance shall be due prior to the Maturity Date for such Loan advance.

(iii)	The Note will be due and payable in full on the Maturity Date.

(iv)	All payments hereunder shall be made to the Lender at such place as the Lender may, from time to time, designate in lawful money of the United States of America. All payments received hereunder shall be applied as follows: first, to any late charge; second, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; third, to accrued interest; fourth, to principal; and fifth, the balance, if any, to such person entitled thereto; provided, however, upon occurrence of an Event of Default, a Lender may, in its discretion, change the priority of the application of payments as it deems appropriate. Borrower may prepay principal and/or interest at any time without penalty.

(d)	Default Interest. Any amount of principal or interest on the Obligations which is not paid when due as required herein, at stated maturity, by acceleration or otherwise, shall at Lender’s option bear interest payable on demand at the Default Rate.

(e)	Optional Prepayments. Borrower may from time to time prepay the Loans or any Obligations, in whole or in part unless otherwise set forth in any particular Note as to the applicable Loan.

Section 2.04 Statement. From time to time, Lender may deliver to Borrower an invoice and or an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrower, unless Borrower notifies Lender in writing, specifying any error therein, within thirty (30) days of the date that such account statement is sent to Borrower and any such notice shall only constitute an objection to the items specifically identified.

Section 2.05 Costs.Borrower also agrees to pay to the Lender (or any designee of the Lender), upon demand, or to otherwise be responsible for the payment of, any and all other costs, fees and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Lender and of any experts and agents, which the Lender may incur or which may otherwise be due and payable in connection with: (i) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Loan Documents; (ii) the exercise or enforcement of any of the rights of the Lender under this Agreement or the Loan Documents; or (iii) the failure by the Borrower to perform or observe any of the provisions of this Agreement or any of the Loan Documents. Included in the foregoing shall be the amount of all expenses paid or incurred by Lender in consulting with counsel concerning any of its rights under this Agreement or any other Loan Document or under applicable law. All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall become part of the Note indebtedness and shall bear interest at the Note interest rate from the date of payment of the cost or expense by Lender or is assignee. All of such costs and expenses shall be additional Obligations of the Borrower to Lender secured under the Loan Documents. The provisions of this Section 2.05 shall survive the termination of this Agreement.

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Section 2.06 Interest and Fee Computation; Collection of Funds.Interest accrued hereunder shall be payable as set forth in Section 2.03. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by Borrower hereunder or under the any Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. Any Obligations which are not paid when due (subject to applicable grace periods) shall bear interest at the Default Rate.

Section 2.07 Discretionary Disbursements. Lender, in its commercially reasonable discretion, may immediately upon notice to Borrower, disburse any or all proceeds of the Loan advances made or available to Borrower pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by Borrower hereunder and not so paid. All monies so disbursed shall be a part of the Obligations, payable by Borrower on demand from Lender.

Section 2.08 Commitment Shares and Warrant. On the Effective Date, as consideration for the Lender’s agreements herein, the Borrower shall issue to Lender certain shares of common stock, par value $0.001 per share, of Borrower (the “Common Stock”) and a warrant to acquire certain shares of Common Stock. Specifically, on the Effective Date, the Borrower shall issue to Lender 35,000,000 shares of Common Stock (the “Shares”) and shall issue to Lender a warrant to acquire 57,373,615 shares of Common Stock, in the form as attached hereto as Exhibit B (the “Warrant”).

Section 2.09 Directors. On the Effective Date, the Borrower shall take such actions as required to name three persons as selected by the Lender as directors of the Borrower (the “Lender Directors”), to serve on the Board of Directors of the Borrower (the “Board”) until their earlier death, resignation or removal from office. The Parties acknowledge and agree that the Board is currently comprised of 10 persons, and so following the appointment of the Lender Directors, the Board shall be comprised of 13 persons. For as long as any of the Obligations remain outstanding, the Borrower shall not expand the Board to be in excess of 13 persons without the consent of the Lender.

Section 2.10 Real Estate Loans. The Parties acknowledge and agree that certain real estate loans entered into by the Borrower have been guaranteed by Mr. Cleghorn, who is also the President of the Lender, pursuant to personal guaranties entered into by Mr. Cleghorn, and that the Parties expect that Mr. Cleghorn shall enter into personal guaranties for additional loans which the Borrower may incur (all such guaranties in effect at any time being collectively referred to as the “Cleghorn Guaranties”). As consideration for the agreements of the Lender herein, following the Effective Date, Borrower agrees to indemnify and reimburse Mr. Cleghorn for all costs and expenses that may be incurred by Mr. Cleghorn related to or arising from the Cleghorn Guaranties. Mr. Cleghorn is an intended third party beneficiary of this Agreement for purposes of this Section 2.10, and may enforce this Section 2.10 as though a party to this Agreement.

Article III. Conditions of Borrowing

Section 3.01 Conditions Precedent. Notwithstanding any other provision of this Agreement, the obligations of Lender to disburse or make all or any portion of any Loan advances under the Note are subject to satisfaction of all of the following conditions precedent contained in this Article III and delivery to the Lender of the documents set forth in this Article III (unless a condition or such delivery is waived in writing by Lender) contained in this Article III.

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Section 3.02 Loan Documents to be Executed by Borrower. Borrower shall have executed or cause to be executed and delivered to Lender all of the following documents, each of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:

(a)	Credit Agreement. An original of this Agreement, duly executed by Borrower;

(b)	Note. An original copy of the Note for $500,000 duly executed by Borrower; and

(c)	Additional Documents. Such other agreements, documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shall require in connection with this Agreement.

Section 3.03 Payment of Fees. Borrower shall have paid to Lender all reasonable out-of-pocket fees, costs and expenses, including due diligence expenses, attorney’s fees, search fees, title fees, documentation and filing fees (including documentary stamps and taxes payable on the face amount of the Note).

Section 3.04 Event of Default. No Event of Default, or event which, with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

Section 3.05 Adverse Changes. There shall not have occurred any Material Adverse Effect.

Section 3.06 Litigation. No pending claim, investigation, litigation or other Proceeding related to the transactions contemplated by this Agreement shall have been instituted against the Borrower or any of their respective officers, shareholders, members, managers, partners, or other principals of the Borrower.

Section 3.07 Representations and Warranties. No representation or warranty of any of the Borrower contained herein or in any Loan Documents shall be untrue or incorrect in any material respect as of the date of any Loans as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

Section 3.08 Loan Documents Upon Subsequent Loan. As a condition precedent to Lender’s disbursal or making of additional advances of principal pursuant to this Agreement following the Effective Date, the Borrower shall have executed or caused to be executed and delivered to Lender all of the documents in this Article III applicable thereto, and such documents shall remain in full force and effect as of the date of the subsequent principal advance.

Article IV. Representations and Warranties of the Borrower

To induce Lender to make the Loans, the Borrower makes the following representations and warranties to Lender, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder, except to the extent such representation or warranty is qualified as to materiality, in which event such representation and warranty shall be true and correct in all respects, except to the extent such representation or warranty expressly relates to an earlier date, which representation and warranty shall be true and correct in all material respects (or true and correct in all respects, as applicable) as of the date of such representation and warranty, and which shall survive the execution and delivery of this Agreement:

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Section 4.01 Borrower Organization and Name. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, and has the full power and authority and all necessary permits to: (i) enter into and execute this Agreement and the Loan Documents and to perform all of its obligations hereunder and thereunder; and (ii) own and operate its assets and properties and to conduct and carry on its business as and to the extent now conducted. Borrower is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its assets or properties requires such qualification.

Section 4.02 Authorization; Validity. Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents and no other action or consent on the part of the Borrower, its board of directors, stockholders or any other Person is necessary or required by the Borrower to execute this Agreement and the Loan Documents, consummate the transactions contemplated herein and therein, and perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the Borrower’s articles of incorporation or bylaws. All necessary and appropriate action has been taken on the part of the Borrower to authorize the execution and delivery of this Agreement and the Loan Documents and the issuance of the Note. This Agreement and the Loan Documents are valid and binding agreements and contracts of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

Section 4.03 No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Note, will not: (i) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, or give to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any contract or agreement to which the Borrower is a party or by which any of its assets or properties may be bound; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, any order, writ, injunction, decree, or any other judgment of any nature whatsoever; or (iii) constitute a violation of, or conflict with, any law, rule, ordinance or other regulation (including foreign and United States federal and state securities laws). The Borrower is not in violation of its articles of incorporation or bylaws. No business of the Borrower is being conducted, and shall not be conducted, in material violation of any law, rule, ordinance or other regulation. Except as specifically contemplated by this Agreement, the Borrower is not required to obtain any consent or approval of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its obligations under this Agreement or the Loan Documents in accordance with the terms hereof or thereof. All consents and approvals which the Borrower is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the Effective Date.

Section 4.04 Compliance With Laws. The nature and transaction of the Borrower’s business and operations and the use of its properties and assets, including any real estate owned, leased, or occupied by the Borrower, do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including the provisions of any zoning, land use, building, noise abatement, occupational health and safety or other laws, any permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not, except to the extent such violation or conflict would not result in a Material Adverse Effect.

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Section 4.05 Litigation and Taxes. There is no Proceeding pending, or to the best knowledge of the Borrower, threatened, against the Borrower or its officers, managers, members, shareholders or other principals, or against or affecting any of its assets. The Borrower has duly filed all applicable income or other tax returns and have paid all income or other taxes when due. There is no Proceeding, controversy or objection pending or threatened in respect of any tax returns of the Borrower.

Section 4.06 Event of Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the other Loan Documents, and the Borrower is not in default (without regard to grace or cure periods) under any contract or agreement to which it is a party or by which any of their respective assets are bound.

Section 4.07 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the ability of the Borrower to perform its obligations under the Loan Documents; (ii) would constitute a default under any of the Loan Documents; (iii) would constitute such a default with the giving of notice or lapse of time or both; or (iv) would constitute or give rise to a Material Adverse Effect.

Section 4.08 Title to Assets. The Borrower has good and marketable title to, or a valid leasehold interest in, all of its assets and properties which are material to its business and operations as presently conducted. Except as would not have a Material Adverse Effect, the assets and properties of the Borrower are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

Section 4.09 Compliance with Regulation U. No portion of the proceeds of the Loans shall be used by Borrower, or any Affiliates of Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

Section 4.10 Illegal Payments. None of the Borrower, nor any director, officer, agent, employee or other Person acting on behalf of the Borrower has, in the course of his actions for, or on behalf of, the Borrower: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 4.11 Brokerage Fees. There is no Person acting on behalf of the Borrower who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.12 Acknowledgment Regarding Lender’s Loans. The Borrower acknowledges and agrees that Lender is acting solely in the capacity of an arm’s length lender with respect to this Agreement and the transactions contemplated hereby. The Borrower further acknowledges that Lender is not acting as a financial advisor or fiduciary of the Borrower (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Lender or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the making of the Loans hereunder by Lender. The Borrower further represents to Lender that the Borrower’s decision to enter into this Agreement has been based solely on the independent evaluation by the Borrower and their representatives.

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Section 4.13 No General Solicitation. Neither the Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Note.

Section 4.14 No Integrated Offering. Neither the Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Note under the Securities Act or any similar laws of any foreign jurisdiction, or cause this offering of such securities to be integrated with prior offerings by the Borrower for purposes of the Securities Act or any similar laws of any foreign jurisdiction.

Section 4.15 Private Placement. Assuming the accuracy of the Lender’s representations and warranties set forth in Article V, no registration under the Securities Act or the laws, rules or regulation of any other Governmental Authority is required for the issuance of the Note.

Section 4.16 Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to Lender in connection with or in furtherance of this Agreement by or on behalf of the Borrower fully and fairly states the matters with which they purport to deal, and do not misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

Section 4.17 Reliance; Survival. Notwithstanding any investigation made by Lender or any of its agents or representatives, or any rights to conduct such investigations, and notwithstanding any knowledge of facts determined or determinable by Lender as a result of such investigation or right of investigation, the Lender has the unqualified right to rely upon the representations and warranties made by the Borrower in this Agreement or in any other Loan Documents. All representations and warranties of the Borrower made in this Agreement or pursuant hereto, or in any other Loan Documents, shall survive the Effective Date, the consummation of any Loans made hereunder, and any investigation, and shall be deemed and construed as continuing representations and warranties.

Article V. Representations and Warranties of the Lender

Lender makes the following representations and warranties to the Borrower, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder, except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

Section 5.01 Borrower Status. Lender is Nevada for profit corporation, and has the full power and authority to: (i) enter into and execute this Agreement and the Loan Documents and to perform all of its obligations hereunder and thereunder; and (ii) own and operate its assets and properties and to conduct and carry on its business as and to the extent now conducted.

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Section 5.02 Authorization; Validity. Lender has full right, power and authority to enter into this Agreement, to make the Loans and to execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents and no other action or consent on the part of the Lender or any other Person is necessary or required by the Lender to execute this Agreement and the Loan Documents, consummate the transactions contemplated herein and therein, and perform all of its obligations hereunder and thereunder. All necessary and appropriate action has been taken on the part of the Lender to authorize the execution and delivery of this Agreement and the Loan Documents. This Agreement and the Loan Documents are valid and binding agreements and contracts of the Lender, enforceable against the Lender in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. The Lender does not know of any reason why the Lender cannot perform any of its obligations under this Agreement, the Loan Documents or any related agreements.

Section 5.03 No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Note, will not constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, any order, writ, injunction, decree, or any other judgment of any nature whatsoever; or constitute a violation of, or conflict with, any law, rule, ordinance or other regulation (including foreign and United States federal and state securities laws. Except as specifically contemplated by this Agreement, the Lender is not required to obtain any consent or approval of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its obligations under this Agreement or the Loan Documents in accordance with the terms hereof or thereof. All consents and approvals which Lender is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the Effective Date.

Section 5.04 Investment Purpose. Lender is lending monies to Borrower in exchange for the Note, the Shares, the Warrant and any shares of Common Stock which may be issued upon exercise of the Warrant (collectively, the “Securities”) for its own account, for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

Section 5.05 Accredited Investor.

(a)	Lender is an “accredited investor” as defined in Rule 501 pursuant to Regulation D under the Securities Act.

(b)	Lender has been furnished has been furnished with all documents and materials relating to the business, finances and operations of the Borrower and information that Lender requested and deemed material to making an informed investment decision regarding the transactions herein. Lender has been afforded the opportunity to review such documents and materials and the information contained therein. Lender has been afforded the opportunity to ask questions of the Borrower and its management. Lender acknowledges that Borrower makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Borrower.

(c)	Lender, either personally, or together with Lender’s advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, is able to bear the risks of an investment in the Securities and understands the risks of, and other considerations relating to, a purchase of the Securities.

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(d)	Lender is aware that Lender’s rights to transfer the Securities are restricted by the Securities Act and applicable state securities laws, and Lender will not offer for sale, sell or otherwise transfer the Securities without registration under the Securities Act and qualification under the securities laws of all applicable states and countries, unless such sale would be exempt therefrom.

(e)	Lender also acknowledges and agrees that an investment in the Securities is highly speculative and involves a high degree of risk of loss of the entire investment in the Borrower. Lender is not dependent for liquidity on any of the amounts Lender is investing in the Securities.

Article VI. Covenants

Section 6.01 Compliance with Regulatory Requirements. Upon demand by Lender, Borrower shall reimburse Lender for Lender’s additional costs and/or reductions in the amount of principal or interest received or receivable by Lender if at any time after the date of this Agreement any law, treaty or regulation or any change in any law, treaty or regulation or the interpretation thereof by any Governmental Authority charged with the administration thereof or any other authority having jurisdiction over Lender or the Loans, whether or not having the force of law, shall impose, modify or deem applicable any reserve and/or special deposit requirement against or in respect of assets held by or deposits in or for the account of the Loans by Lender or impose on Lender any other condition with respect to this Agreement or the Loans, the result of which is to either increase the cost to Lender of making or maintaining the Loans or to reduce the amount of principal or interest received or receivable by Lender with respect to such Loans. Said additional costs and/or reductions will be those which directly result from the imposition of such requirement or condition on the making or maintaining of such Loans.

Section 6.02 Existence. Borrower shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which Borrower is presently conducting.

Section 6.03 Amendment to Articles of Incorporation. As long as there any Loans issued and outstanding, Borrower shall not amend its Articles of Incorporation to increase the authorized shares of Common Stock without the prior written approval of the Lender.

Section 6.04 Tax Liabilities.

(a)	The Borrower shall at all times pay and discharge all property, income and other taxes, assessments and governmental charges upon, and all claims (including claims for labor, materials and supplies) against the Borrower or any of its properties, equipment or inventory, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

(b)	Borrower shall be solely responsible for the payment of any and all documentary stamps and other taxes in connection with the execution of the Loan Documents.

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Section 6.05 Continued Due Diligence/Field Audits. Borrower acknowledges that during the term of this Agreement, Lender and its agents and representatives may undertake ongoing and continuing due diligence reviews of the Borrower and their business and operations. Such ongoing due diligence reviews may include, and the Borrower do hereby allow Lender, to conduct site visits and field examinations of the office locations of the Borrower and the assets and records of the Borrower, the results of which must be satisfactory to Lender in Lender’s commercially reasonable discretion. Lender may conduct such site visits, field examinations and other ongoing reviews of the Borrower’s records, assets and operations at any time, commercially reasonable discretion and with no less than seven (7) days’ notice, without any limitations in terms of number of site visits or examinations.

Section 6.06 Other Reports. Borrower shall, within such period of time as Lender may reasonably specify, deliver to Lender such other schedules and reports as Lender may reasonably require.

Section 6.07 Notice of Proceedings. Borrower shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Borrower, give written notice to Lender of all threatened or pending actions, suits, and Proceedings before any Governmental Agency or other administrative agency, or before or involving any other Person.

Section 6.08 Notice of Default. Borrower shall, promptly, but not more than five (5) days after the commencement thereof, give notice to Lender in writing of the occurrence of an Event of Default or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.

Section 6.09 Material Adverse Effect. Borrower agrees to advise Lender immediately, in writing, of the occurrence of any Material Adverse Effect, or the occurrence of any event, circumstance or other happening that could be reasonably expected to lead to or become a Material Adverse Effect.

Article VII. Events of Default

Section 7.01 Events. Borrower, without notice or demand of any kind (except as specifically provided in this Agreement), shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”):

(a)	Nonpayment of Obligations. Any amount due and owing on the Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid on the date that such amount is due, and such failure to pay continues for a period of ten (10) days after the Borrower receives notice from Lender of such failure to pay.

(b)	Misrepresentation. Any written warranty, representation, certificate or statement of the Borrower in this Agreement, the Loan Documents or any other agreement with Lender, shall be false or misleading in any material way when made or deemed to be made.

(c)	Nonperformance. Any material failure to perform or material default in the performance of any covenant, condition or agreement contained in this Agreement (not otherwise addressed in this Section 7.01), which failure to perform or default in performance continues for a period of ten (10) days after the Borrower receives notice from Lender of such failure to perform or default in performance (provided that if the failure to perform or default in performance is not capable of being cured, in Lender’s reasonable discretion, then the cure period set forth herein shall not be applicable and the failure or default shall be an immediate Event of Default hereunder).

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(d)	Default under Loan Documents. Any material failure to perform or material default in the performance by the Borrower that continues after applicable grace and cure periods under any covenant, condition or agreement contained in any of the other Loan Documents or any other agreement with Lender, all of which covenants, conditions and agreements are hereby incorporated in this Agreement by express reference.

(e)	Assignment for Creditors. Borrower makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of the Borrower is applied for or appointed, and in the case of such trustee being appointed in a Proceeding brought against any of the Borrower, any of the Borrower, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the date of such appointment.

(f)	Bankruptcy. Any Proceeding involving any of the Borrower, is commenced by or against any of the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such Proceeding being instituted against any of the Borrower: (i) any of the Borrower, by any action or failure to act, indicates its approval of, consent to or acquiescence therein; or (ii) an order shall be entered approving the petition in such Proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the entry thereof.

Section 7.02 Remedies.

(a)	Termination and Acceleration. Upon the occurrence and during the continuance of an Event of Default, Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Lender may, at its option, upon the occurrence and during the continuance of an Event of Default, declare its commitments to Borrower to be terminated and all Obligations to be immediately due and payable; provided, however, that upon the occurrence of an Event of Default under either Section 7.01(e) or Section 7.01(f), all commitments of Lender to Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Lender, and in either case the Borrower agree to so pay all such Obligations immediately. In furtherance of, and not in limitation of, the foregoing, upon the occurrence and during the continuance of an Event of Default, Lender may, at any time and from time to time, whether before or after the maturity of any of the Obligations: (A) enforce collection of any of accounts, receipts or other amounts owed to the Borrower by suit or otherwise; (B) exercise all of the rights and remedies of the Borrower with respect to Proceedings brought to collect any accounts, receipts or other amounts owed to the Borrower; (C) surrender, release or exchange all or any part of any accounts, receipts or other amounts owed to the Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (D) sell or assign any accounts, receipts or other amounts owed to the Borrower, upon such terms, for such amount and at such time or times as Lender deems advisable; (E) prepare, file and sign the Borrower’s name on any proof of claim in bankruptcy or other similar document against any Customer or other Person obligated to the Borrower; and (F) do all other acts and things which are necessary, in Lender’s commercially reasonable discretion, to fulfill the Borrower’s obligations under this Agreement and the other Loan Documents and to allow Lender to collect the accounts, receipts or other amounts owed to the Borrower. In addition to any other provision hereof, Lender may at any time after the occurrence and during the continuance of an Event of Default, at the Borrower’s expense, notify any parties obligated on any accounts, receipts or other amounts owed to the Borrower to make payment directly to Lender of any amounts due or to become due thereunder.

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(b)	No Waiver by Lender. No Event of Default shall be waived by Lender, except and unless such waiver is in writing and signed by Lender. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of Lender to exercise any remedy available to Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Borrower agrees that in the event that Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement, the Note, and other Loan Documents, or any other agreements with Lender, no remedy of law will provide adequate relief to Lender, and further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(c)	Additional Provisions. The Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consent to, and waive notice of release, with or without consideration, of the Borrower, notwithstanding anything contained herein or in the Loan Documents to the contrary. No failure or delay on the part of the Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of an Event of Default, including court costs and reasonable attorneys’ fees, including such expenses incurred before or after any legal action or bankruptcy proceeding involving Borrower has commenced, during the pendency of such proceedings, and continuing to all such expenses in connection with any appeal to higher courts arising out of matters associated herewith.

Article VIII. Miscellaneous

Section 8.01 Brokers. The Parties agree that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Each Party agrees to indemnify each other Party against any claim by any Person for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying Party and such Person, whether express or implied from the actions of the indemnifying Party.

Section 8.02 Obligations Absolute. None of the following shall affect the Obligations of the Borrower to Lender under this Agreement:

(a)	acceptance or retention by Lender of other property or any interest in property as security for the Obligations; or

(b)	release, extension, renewal, modification or substitution by Lender of the Note, or any note evidencing any of the Obligations.

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Section 8.03 Entire Agreement. This Agreement and the other Loan Documents (i) are valid, binding and enforceable against the Borrower and Lender in accordance with their provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the Parties with respect to the subject matter herein; and (iii) are the final expression of the intentions of the Borrower and Lender, and no promises, either expressed or implied, exist between the Borrower and Lender, unless contained herein or therein, and supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

Section 8.04 Amendment; Waiver; Remedies.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled only by a written instrument executed each of the Parties hereto.

(b)	No discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only for the specific purpose for which given.

(c)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(d)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(e)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 8.05 Consents. With respect to any provisions of this Agreement or any other Loan Documents which require the consent or approval of Lender, unless expressly otherwise provided in any such provision, such consent or approval may be granted, conditioned, or withheld by Lender in its sole and absolute discretion. In any event, when any consent or approval of Lender is required under this Agreement or any other Loan Documents, the Borrower shall not be entitled to make any claim for, and the Borrower hereby expressly waives any claim for, damages incurred by the Borrower by reason of Lender’s granting, conditioning or withholding any such consent or approval, and the Borrower’s sole and absolute remedy with respect thereto shall be an action for specific performance. To the extent that any consent or approval is given by Lender under any provision hereunder or under any other Loan Documents, such consent or approval shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future consent or approval, and any such consent or approval shall not impose any liability or warranty obligation on the Lender.

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Section 8.06 Assignability. Borrower shall not have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from Borrower’s due performance of its obligations hereunder, without the prior written consent of the Lender and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Subject to compliance with any applicable securities laws, Lender may assign, pledge or transfer this Agreement and the Note, together and solely together, to any other Person at any time with the consent of the Borrower, such consent not to be unreasonably withheld, conditioned or delayed, provided that the consent of the Borrower shall not be required for any assignment of this Agreement to Joe Cleghorn (but notice of such assignment shall be provided to the Borrower).

Section 8.07 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one Party because of the rule that an instrument must be construed more strictly against the Party which itself or through its agents prepared the same.

Section 8.08 Governing Law. Other than as set forth in the mandatory forum selection provision set forth in Section 8.10, the Loan Documents and the Note shall be delivered and accepted in, and shall be deemed to be contracts made under and governed by, the internal laws of the State of Florida, and for all purposes shall be construed in accordance with the laws of the State of Florida, without giving effect to the choice of law provisions of such State. Each Party hereby acknowledges that it has reviewed this Agreement and all Loan Documents, and specifically, this Section 8.08, with competent counsel selected by such Party, and in that regard, such Party fully understands the choice of law provisions set forth in this Section 8.08. Each Party hereby fully and absolutely waives any and all rights to make any claims, counterclaims, defenses, to raise or make any arguments (including any claims, counterclaims, defenses, or arguments based on grounds of public policy, unconscionability, or implied covenants of fair dealing and good faith), or to otherwise undertake any litigation strategy or maneuver of any nature or kind that would result in, or which otherwise seeks to, invalidate this choice of law provision, or that would otherwise result in or require the application of the laws of any other State other than the State of Florida in the interpretation or governance of this Agreement or any other Loan Documents (except for the Mandatory Forum Selection clause in Section 8.10). Each Party has carefully considered this Section 8.08 and has carefully reviewed its application and effect with competent counsel, and in that regard, fully understands and agrees that the other Parties would not have entered into this Agreement without the express agreement and acknowledgement of each other Party to this choice of law provision, and the express waivers set forth herein.

Section 8.09 WAIVER OF JURY TRIAL. EACH PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING NOTE, ANY LOAN DOCUMENT OR ANY OF THE OBLIGATIONS OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH LENDER AND CREDIT PARTIES ARE ADVERSE PARTIES.

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Section 8.10 MANDATORY FORUM SELECTION. TO INDUCE LENDER TO MAKE THE LOANS, CREDIT PARTIES IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER LOAN DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL, EXCEPT AS HEREINAFTER PROVIDED, BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN Williamson County, Tennessee. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. EACH PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH PARTY HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE APPLICABLE PARTY AS SET FORTH HEREIN OR IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

Section 8.11 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.12 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.13 Usury Savings Clause. Notwithstanding any provision in this Agreement or the other Loan Documents, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Agreement or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Agreement, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any Party, be applied to the reduction of the outstanding principal balance of this Agreement immediately upon receipt of such sums by the Lender, with the same force and effect as though the Borrower had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Lender had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Lender may, at any time and from time to time, elect, by notice in writing to the Borrower, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the Parties that the Borrower does not intend or expect to pay nor does the Lender intend or expect to charge or collect any interest under this Agreement greater than the highest non-usurious rate of interest which may be charged under applicable law.

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Section 8.14 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 8.15 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Each Party agrees and acknowledges that it has had an opportunity to negotiate the terms and provisions of this Agreement and the other Loan Documents with and through its counsel, and that such Party has sufficient leverage and economic bargaining power, and has used such leverage and economic bargaining power, to fairly and fully negotiate this Agreement and the other Loan Documents in a manner that is acceptable to such Party.

Section 8.16 Survival of Borrower’s Representations. All covenants, agreements, representations and warranties made herein shall, notwithstanding any investigation by any Party, be deemed material and relied upon by each Party and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Note, and shall be deemed to be continuing representations and warranties.

Section 8.17 Time of Essence. Time is of the essence in making payments of all amounts due Lender under this Agreement and in the performance and observance by the Borrower of each covenant, agreement, provision and term of this Agreement.

Section 8.18 Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and in each case properly addressed to the Party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) Business Days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, overnight delivery, then one (1) Business Day after deposit of same in a regularly maintained receptacle of such overnight courier; (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day, with any notice hand delivered after 5:00 p.m., EST, being deemed delivered on the following Business Day; or (iv) if sent via email with return receipt requested, upon receipt of such return receipt. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile or other method of delivery, but shall be deemed to have been delivered only when the sending Party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other Party. The addresses for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof.

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If to the Lender:

The Twelve Corporation

Attn: Joe Cleghorn

500 Australian Avenue South, Suite 630

West Palm Beach, FL 33401

Email: jckeys1@icloud.com

With a copy, which shall not constitute notice, to:

David M. Smythe

Smythe Huff & Murphy PC

1222 16th Avenue South, Suite 301

Nashville, Tennessee 37212

Email: DSmythe@smythehuff.com

If to the Borrower:

Credex Corporation

Attn: Robin McVey

1881 General George Patton Drive Suite 107

Franklin TN 37067

Email: robin.mcvey@credexcorporation.com

With a copy, which shall not constitute notice, to:

Anthony L.G., PLLC

Attn: John Cacomanolis

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: jcacomanolis@anthonypllc.com

Section 8.19 Indemnification. As a material inducement for Lender to enter into this Agreement, the Borrower agrees to defend, protect, indemnify and hold harmless Lender, and Lender’s Affiliates, and their respective attorneys, officers, directors, agents, shareholders, members, partners, employees, and representatives, and the predecessors, successors, assigns, personal representatives, heirs and executors of each of them (including those retained in connection with the transactions contemplated by this Agreement) (each, a “Lender Indemnitee” and collectively, the “Lender Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, Proceedings, suits, claims, costs, expenses and distributions of any kind or nature (including the disbursements and the reasonable fees of counsel and paralegals for each Lender Indemnitee thereto throughout all trial and appellate levels, bankruptcy Proceedings, mediations, arbitrations, administrative hearings and at all other levels and tribunals), (collectively “Losses”), in each case, other than to the extent resulting primarily from the gross negligence or willful misconduct of the applicable Lender Indemnitee, which may be imposed on, incurred by, or asserted against, any Lender Indemnitee (whether direct or indirect and whether based on any federal, state or local laws or regulations, including securities laws and commercial laws and regulations, under common law or in equity, or based on contract, tort, or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of Lender’s rights and remedies under this Agreement, the Loan Documents, the Note, any other instruments and documents delivered hereunder, or under any other agreement between Borrower and Lender. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Lender Indemnitee on demand, and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by each Lender Indemnitee until paid by Borrower, be added to the Obligations of Borrower. The provisions of this Section 8.19 shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

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Section 8.20 Third Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided herein (including in Section 8.19 and Section 2.10), no other Person and no director, officer, stockholder, member, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 8.21 Expenses. Other than as specifically set forth herein, each Party will bear its own costs, including legal, accounting and professional fees, incurred in connection with the transactions contemplated hereby.

Section 8.22 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following pages]

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IN WITNESS WHEREOF, Borrower and Lender have executed this Credit Agreement as of the Effective Date.

The Twelve Corporation

By:	/s/ Joe Cleghorn
Name:	Joe Cleghorn
Title:	President

Credex Corporation

By:	/s/ Robin McVey
Name:	Robin McVey
Title:	Chief Executive Officer

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Exhibit A

Amended and Restated Master Promissory Note

(Attached)

Exhibit B

Warrant

(Attached)